                    AMENDMENT NO. 9 TO DISTRIBUTION AGREEMENT

         THIS  AMENDMENT NO. 9 TO  DISTRIBUTION  AGREEMENT is made as of the 6th day of March,  2002, by and between each of the open end  management  investment companies listed on Schedule A, attached  hereto,  as of the dates noted on such
Schedule A, together  with all other open end  management  investment  companies subsequently  established  and made subject to this Agreement in accordance with
Section 11 (the  "Issuers")  and  American  Century  Investment  Services,  Inc.
("Distributor").  Capitalized  terms not otherwise defined herein shall have the meaning ascribed to them in the Distribution Agreement.

                                    RECITALS

         WHEREAS,   the  Issuers  and  Distributor  are  parties  to  a  certain
Distribution Agreement dated March 13, 2000, as amended by Amendment No. 1 dated
June 1, 2000,  Amendment  No. 2 dated  November 20, 2000,  Amendment No. 3 dated
March 1, 2001,  Amendment No. 4 dated April 30, 2001,  Amendment No. 5 dated May
24, 2001,  Amendment No. 6 dated August 1, 2001,  Amendment No. 7 dated December
3, 2001 and Amendment No. 8 dated March 1, 2002 (the "Distribution  Agreement");
and

         WHEREAS,   the  Board  of  Directors  of  American   Century   Variable
Portfolios,  Inc.  ("ACVP") has adopted an amendment to the Multiple  Class Plan that permits the issuance of a new class of shares; and

         WHEREAS,  ACVP has  authorized  the issuance of the new class of shares for four of its funds (the "Class III  Funds") and the filing of a  registration statement for such funds; and

         WHEREAS,  the parties  desire to amend the  Distribution  Agreement  to permit Distributor to act as distributor for the Class III Funds.

         NOW,  THEREFORE,  in  consideration  of the mutual  promises  set forth herein, the parties hereto agree as follows:

         1.    The Distribution Agreement is hereby amended to cover and include the new Class III Funds.

         2.    Section  2.a of the  Distribution Agreement is  hereby amended by deleting the text thereof in  its entirety and  inserting  in lieu therefore the following:

                  "a. Investor Class,  Institutional Class and Class III. Except
                  for the promises of the Funds  contained in this Agreement and their performance  thereof,  Distributor shall not be entitled to compensation for its services hereunder with respect to the
                  Investor Class, Institutional Class or Class III shares.

         3.    Section 11 of the Distribution Agreement is hereby amended by adding a reference to "SCHEDULE H" to the lists of schedules that can and should be  amended  when a new  Class  III Fund is added to this Agreement.  SCHEDULE H, the list  of Class III Funds  attached  hereto, is hereby  incorporated into the
Distribution Agreement.

         4.    After  the  date  hereof,  all  references  to  the  Distribution
Agreement shall be deemed to mean the Distribution Agreement, as amended to-date and as amended by this Amendment No. 9.

         5.    In the event of a conflict between the terms of this Amendment No.
9 and the Distribution Agreement, as amended, it is the intention of the parties that the terms of  this  Amendment  No.  9  shall  control and  the Distribution
Agreement shall be  interpreted on  that basis.  To the extent the provisions of the  Distribution  Agreement have not been amended by  this Amendment No. 9, the parties hereby confirm and ratify the Distribution Agreement.

         6.    This Amendment No. 9 may be executed in two or more counterparts, each  of which  shall be an original and all of which  together shall constitute one instrument.

         IN WITNESS WHEREOF,  the undersigned have executed this Amendment No. 9 as of the date first above written.

                                    AMERICAN CENTURY INVESTMENT SERVICES, INC.

                                    By:   /s/David C. Tucker
                                    Name: David C. Tucker
                                    Title:  Senior Vice President

                                    AMERICAN CENTURY CALIFORNIA TAX-FREE AND
                                         MUNICIPAL FUNDS
                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                    AMERICAN CENTURY GOVERNMENT INCOME TRUST
                                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                    AMERICAN CENTURY INVESTMENT TRUST
                                    AMERICAN CENTURY MUNICIPAL TRUST
                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                                    AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS
                                    AMERICAN CENTURY STRATEGIC ASSET
                                        ALLOCATIONS, INC.
                                    AMERICAN CENTURY TARGET MATURITIES TRUST
                                    AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
                                    AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.
                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                    By:     /s/Charles A. Etherington
                                    Name:   Charles A. Etherington
                                    Title:  Vice President

                                   SCHEDULE H

Class III Funds

Fund                                                          Date of Agreement
----                                                          -----------------

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.
*        VP International Fund                                 March 6, 2002
*        VP Income & Growth Fund                               March 6, 2002
*        VP Value Fund                                         March 6, 2002
*        VP Ultra Fund                                         March 6, 2002